UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 25, 2016

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2016, William J. Toti resigned as Senior Vice President of Cubic Corporation (the “Company”) and President of the Cubic Defense Systems segment.

The Company expects to enter into an agreement with Mr. Toti pursuant to which Mr. Toti will be entitled to receive cash severance equal to 12 months’ base salary, continued health coverage for 12 months and certain other severance benefits in lieu of Mr. Toti’s rights under the Company’s severance policy.  The foregoing description is qualified in its entirety by reference to the full text of the separation agreement expected to be entered into with Mr. Toti, a copy of which is expected to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, if Mr. Toti signs such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2016	CUBIC CORPORATION

	By:	/s/	James R. Edwards
	Name:		James R. Edwards
	Title:		Senior Vice President,
General Counsel & Secretary